NAVITAS SEMICONDUCTOR CORPORATION
2021 EQUITY INCENTIVE PLAN
NOTICE OF GRANT OF RESTRICTED STOCK
Navitas Semiconductor Corporation, a Delaware corporation (the “Company”), pursuant to its 2021 Equity Incentive Plan, as amended from time to time (the “Plan”), hereby grants to the holder listed below (the “Participant”) an award of restricted shares of Stock (the “Award”). The Award is subject to all of the terms and conditions set forth in this Grant Notice, the Restricted Stock Agreement attached hereto (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Unless otherwise defined in this Grant Notice or the Agreement, capitalized terms used herein or therein shall have the meanings ascribed to them in the Plan.

Participant:	[_____________]
Date of Grant:	[_____________]
Type of Award:	Restricted Stock
Total Number of Shares:	[_____________]
Vesting Commencement Date:	October 6, 2026
Vesting Schedule:
Subject to the Participant’s continuous Service through each applicable vesting date and the terms of the Agreement, twenty-five percent (25%) of the Total Number of Shares shall vest on the first anniversary of the Vesting Commencement Date, and the remaining seventy-five percent (75%) shall vest in twelve substantially equal quarterly installments thereafter, with the final installment vesting on the fourth anniversary of the Vesting Commencement Date.

Issuance:	The Shares shall be issued in accordance with Section 6.1 of the Agreement.
Termination:
Except as otherwise provided by a Superseding Agreement, if any, upon termination of the Participant’s Service for any reason, all then-unvested Shares shall be automatically forfeited without payment of any consideration to Participant.

By the Participant’s signature and the Company’s signature below, the Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice. The Participant acknowledges receipt of, and represents that the Participant has read and is familiar with, the Plan, the Agreement and this Grant Notice, has had an opportunity to obtain the advice of counsel before executing this Grant Notice and accepts the Award subject to all of their terms. The Participant agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan, the Agreement or this Grant Notice.

NAVITAS SEMICONDUCTOR CORPORATION		PARTICIPANT:
By:	_____	By:
Name:	Chris Allexandre	Print Name:
Title:	President and Chief Executive Officer

NAVITAS SEMICONDUCTOR CORPORATION
RESTRICTED STOCK AGREEMENT
(U.S. Participants)
Navitas Semiconductor Corporation, a Delaware corporation (the “Company”), has granted to the Participant named in the Notice of Grant of Restricted Stock (the “Grant Notice”) to which this Restricted Stock Agreement (this “Agreement”) is attached an Award consisting of restricted shares of Stock (the “Shares”), subject to the terms and conditions set forth in the Grant Notice and this Agreement. The Award has been granted pursuant to and shall in all respects be subject to the terms and conditions of the Navitas Semiconductor Corporation 2021 Equity Incentive Plan (the “Plan”), as amended, the provisions of which are incorporated herein by reference. By signing the Grant Notice, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with the Grant Notice, this Agreement, the Plan and a prospectus for the Plan prepared in connection with the registration with the Securities and Exchange Commission of the shares issuable pursuant to the Award (the “Plan Prospectus”), (b) accepts the Award subject to all of the terms and conditions of the Grant Notice, this Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Grant Notice, this Agreement or the Plan.
1. DEFINITIONS AND CONSTRUCTION.
1.1 Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.
1.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
2. ADMINISTRATION.
All questions of interpretation concerning the Grant Notice, this Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or the Award shall be determined by the Committee. All such determinations by the Committee shall be final, binding and conclusive upon all persons having an interest in the Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or the Award or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in the Award. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, or election.

3. THE AWARD.

3.1 Grant of Restricted Stock. On the Date of Grant, the Participant shall acquire, subject to the provisions of this Agreement, the Total Number of Shares set forth in the Grant Notice, subject to adjustment as provided in Section 9.
3.2 No Monetary Payment Required. The Participant is not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the Shares, the consideration for which shall be past services actually rendered or future services to be rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the Shares.
4. VESTING OF SHARES.
Shares acquired pursuant to this Agreement shall become vested (“Vested Shares”) as provided in the Grant Notice.
5. COMPANY REACQUISITION RIGHT.
5.1 Grant of Company Reacquisition Right. Except to the extent otherwise provided by the Superseding Agreement, if any, in the event that the Participant’s Service terminates for any reason or no reason, with or without cause, the Participant shall forfeit and the Company shall automatically reacquire all Shares which are not, as of the time of such termination, Vested Shares (“Unvested Shares”), and the Participant shall not be entitled to any payment therefor (the “Company Reacquisition Right”).
5.2 Ownership Change Event, Non-Cash Dividends, Distributions and Adjustments. Upon the occurrence of an Ownership Change Event, a dividend or distribution to the stockholders of the Company paid in shares of Stock or other property, or any other adjustment upon a change in the capital structure of the Company as described in Section 9, any and all new, substituted or additional securities or other property to which the Participant is entitled by reason of the Participant’s ownership of Unvested Shares shall be immediately subject to the Company Reacquisition Right and included in the terms “Shares” and “Unvested Shares” for all purposes of the Company Reacquisition Right with the same force and effect as the Unvested Shares immediately prior to the Ownership Change Event, dividend, distribution or adjustment, as the case may be. For purposes of determining the number of Vested Shares following an Ownership Change Event, dividend, distribution or adjustment, credited Service shall include all Service with any corporation which is a Participating Company at the time the Service is rendered, whether or not such corporation is a Participating Company both before and after any such event.

6. ISSUANCE AND CUSTODY OF SHARES.

6.1 Issuance of Shares of Stock. Subject to the provisions of Section 6.3, the Company shall issue to the Participant on or promptly following the Date of Grant the Total Number of Shares set forth in the Grant Notice. The Shares shall remain subject to the vesting and forfeiture provisions of this Agreement until they become Vested Shares.
6.2 Beneficial Ownership of Shares; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit any or all Shares with the Company’s transfer agent, including any successor transfer agent, to be held in book entry form, or to deposit such Shares for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice. Except as provided by the foregoing, a certificate for the Shares shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant. The Company may retain custody of any certificates representing Unvested Shares until such Shares become vested.
6.3 Restrictions on Grant of the Award and Issuance of Shares. The grant of the Award and issuance of Shares shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. No Shares may be issued hereunder if the issuance of such Shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any Shares subject to the Award shall relieve the Company of any liability in respect of the failure to issue such Shares as to which such requisite authority shall not have been obtained. As a condition to the issuance of the Shares, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
6.4 Fractional Shares. The Company shall not be required to issue fractional Shares under the Award.
6.5 Stock Power. The Participant shall execute the stock power attached hereto as Exhibit A, which the Company may hold and use solely to effect the Company Reacquisition Right with respect to Unvested Shares. The stock power shall be ineffective with respect to any Shares upon their becoming Vested Shares.

7. TAX WITHHOLDING.
7.1 In General. At the time the Grant Notice is executed, or at any time thereafter as requested by a Participating Company, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax (including any social insurance) withholding obligations of the Participating Company, if any, which arise in connection with the Award or the vesting of Shares. The Company shall have no obligation to release Shares from any escrow or other arrangement established under this Agreement until the tax withholding obligations of the Participating Company have been satisfied by the Participant. With respect to any Participant that is deemed to be an independent contractor rather than an employee, all tax-related payments associated with the grant or vesting of Shares shall be the sole responsibility of that Participant.

7.2 Assignment of Sale Proceeds. Subject to compliance with applicable law and the Company’s Trading Compliance Policy, if permitted by the Company, the Participant may satisfy the Participating Company’s tax withholding obligations in accordance with procedures established by the Company providing for delivery by the Participant to the Company or a broker approved by the Company of properly executed instructions, in a form approved by the Company, providing for the assignment to the Company of the proceeds of a sale with respect to some or all of the Shares.
7.3 Withholding in Shares. The Company shall have the right, but not the obligation, to require the Participant to satisfy all or any portion of a Participating Company’s tax withholding obligations by withholding from the Shares a number of whole Shares having a fair market value, as determined by the Company as of the date on which the tax withholding obligations arise, not in excess of the amount of such tax withholding obligations determined by the applicable minimum statutory withholding rates if required to avoid adverse accounting consequences, or the maximum individual statutory withholding rates for the applicable jurisdiction if use of such rates would not result in adverse accounting consequences or cost. Any determination by the Company with respect to whether to permit the withholding of Shares to satisfy the tax withholding obligation shall be made by the Committee if the Participant is subject to Section 16 of the Exchange Act.
8. EFFECT OF CHANGE IN CONTROL.
In the event of a Change in Control, the Award shall be subject to and treated as set forth in Section 13 of the Plan.
9. ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE.
The Award shall be subject to and treated as set forth in Section 4.3 of the Plan.

10. RIGHTS AS A STOCKHOLDER, DIRECTOR, EMPLOYEE OR CONSULTANT.
Except as provided in this Agreement, during any period in which the Shares remain subject to vesting conditions, the Participant shall have all of the rights of a stockholder of the Company with respect to the Shares, including the right to vote the Shares and to receive dividends and other distributions paid with respect to the Shares; provided, however, that such dividends and distributions shall be subject to the same vesting conditions as the Shares with respect to which they were paid. If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating Company and the Participant, the Participant’s employment is “at will” and is for no specified term. Nothing in this Agreement shall confer upon the Participant any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Participant’s Service at any time.
11. LEGENDS AND TRANSFER RESTRICTIONS.
The Company may at any time place legends or stop-transfer instructions referencing any applicable vesting conditions or federal, state or foreign securities law restrictions on all certificates or book-entry records representing Shares issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing Shares acquired pursuant to this Award in the possession of the Participant in order to carry out the provisions of this Section.

12. SECTION 83(b) ELECTION; SECTION 409A.
12.1 Section 83(b) Election. The Participant understands that the Participant may elect under Section 83(b) of the Code to include in income, as of the Date of Grant, the fair market value of the Shares less any amount paid for the Shares. Any such election must be filed by the Participant with the Internal Revenue Service within thirty (30) days after the Date of Grant. The Participant acknowledges that the Participant is solely responsible for determining whether to make such an election and for timely filing any election.
12.2 Section 409A. The Shares constitute property transferred to the Participant on the Date of Grant and are not intended to constitute deferred compensation subject to Section 409A of the Code. This Agreement shall be construed and administered accordingly.
13. MISCELLANEOUS PROVISIONS.
13.1 Termination or Amendment. The Committee may terminate or amend the Plan or this Agreement at any time; provided, however, that except as provided in Section 8 in connection with a Change in Control, no such termination or amendment may have a materially adverse effect on the Participant’s rights under this Agreement without the consent of the Participant unless such termination or amendment is necessary to comply with applicable law or government regulation, including, but not limited to, Section 409A. No amendment or addition to this Agreement shall be effective unless in writing.
13.2 Nontransferability of Unvested Shares. During any period in which the Shares remain subject to vesting conditions, the Shares shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution or as otherwise permitted by the Committee.

13.3 Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.
13.4 Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.
13.5 Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by a Participating Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.
(a) Description of Electronic Delivery and Signature. The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, if permitted by the Company, the Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company. Any and all such documents and notices may be electronically signed.
(b) Consent to Electronic Delivery and Signature. The Participant acknowledges that the Participant has read Section 13.5(a) of this Agreement and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Grant Notice, as described in Section 13.5(a). The Participant agrees that any and all such documents requiring a signature may be electronically signed and that such electronic signature shall have the same effect as handwritten signature for the purposes of validity, enforceability and admissibility. The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 13.5(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 13.5(a).
13.6 Integrated Agreement. The Grant Notice, this Agreement and the Plan, together with the Superseding Agreement, if any, shall constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter. To the extent contemplated herein or therein, the provisions of the Grant Notice, this Agreement and the Plan shall survive the issuance and vesting of the Shares and shall remain in full force and effect.
13.7 Applicable Law. This Agreement shall be governed by the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within the State of Delaware.
13.8 Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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EXHIBIT A
STOCK POWER
FOR VALUE RECEIVED, the undersigned confirms that he/she/they have had a termination of Service, and therefore hereby assigns and transfers to Navitas Semiconductor Corporation (the

“Company”) ____________________ shares of the Company’s Class A common stock (the “Shares”), all of which are unvested, pursuant to and subject to the Company Reacquisition Right under that certain Restricted Stock Agreement between the undersigned and the Company (the “Agreement”). This assignment and transfer is made whether the Shares are held in certificated or book-entry form, and irrevocably appoints the Company’s Secretary, with full power of substitution, to transfer such shares on the books of the Company. This Stock Power may be used solely to effect the Company Reacquisition Right and shall be ineffective with respect to any shares that have become Vested Shares under the Agreement.
Dated: ____________________    ____________________________________
Participant Signature
Print Name: _________________________